                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT



          THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, made as of the 7th day of April, 1995, by and between PAUL BASZUCKI, of Orono, Minnesota ("Executive") and NORSTAN, INC., a Minnesota corporation (the "Company"),

                              W I T N E S S E T H:

          WHEREAS, Executive is presently employed as Vice Chairman and Chief Executive Officer of the Company; and

          WHEREAS, Executive's employment relationship is subject to an Employment Agreement dated May 1, 1987 between Executive and the Company (the "Former Agreement"); and

          WHEREAS, Executive's experience and knowledge are considered to be necessary to the continued success of the Company's business; and

          WHEREAS, the Company desires to encourage the Executive's continued dedication and attention to his assigned duties without distraction from circumstances arising from a possible change in control of the Company; and

          WHEREAS, the Company wishes to amend the Former Agreement with Executive governing the terms and conditions of his employment, and Executive is willing to be employed on the terms and conditions hereinafter set forth which shall supersede in all respects the Former Agreement;

          NOW, THEREFORE, in consideration of the premises, and of the mutual covenants hereinafter set forth, the parties do hereby agree to amend and restate the Former Agreement in its entirety as follows:

     1. EMPLOYMENT PERIOD. The Company agrees to employ Executive, and Executive agrees to remain in the full-time employ of the Company, for the period (the "Employment Period") beginning on the date of this Agreement and ending on April 30, 1998; provided, that on May 1, 1997, and on each May 1st thereafter ("Renewal Date"), the Employment Period shall be extended to a date which is 24 months after such Renewal Date unless, not later than such Renewal Date, the Company gives Executive written notice that the Employment Period shall not be so extended; PROVIDED FURTHER, that in the event of a "Change in Control" (as defined in subparagraph 7.d. below), the Employment Period shall automatically be extended to the date which is 36 months after the date on which the Change in Control occurs, with Renewal Dates thereafter occurring on the second and each subsequent anniversary of the Change in Control.
Notwithstanding the foregoing, in no event shall the Employment Period continue beyond the earliest to occur of Executive's 65th birthday, the date as of which Executive's employment is terminated pursuant to paragraph 4 or paragraph 7, or the date of Executive's death.

     2. DUTIES AND LOCATION. During the Employment Period, Executive shall serve as Chief Executive Officer of the Company and, except as otherwise provided in this Agreement, in such other executive positions as the Board of Directors of the Company shall from time to time determine. Executive shall perform such executive and managerial duties consistent with such positions as the Board of Directors of the Company shall from time to time direct. Executive shall devote his best efforts and all of his business time and attention (except for usual vacation periods and reasonable periods of illness or other incapacity) to the business of the Company and its subsidiaries and shall, if elected to such a position, also serve as a director of the Company, and as a director of one or more of the Company's subsidiaries. Executive shall be based at, and shall perform his duties in, Minneapolis, Minnesota, or at such other location as may be mutually agreed upon by Executive and the Board of Directors of the Company; PROVIDED, that Executive shall travel to such other locations at such times as may be necessary or appropriate to the performance of his duties pursuant to this Agreement.

     3. COMPENSATION. During the Employment Period, Executive shall be compensated as follows:

          a. SALARY. Executive shall be paid a salary at a rate which is not less than $279,562 per year, exclusive of bonuses, if any, which may from time to time be awarded to Executive pursuant to any authorized bonus, incentive, or similar plan maintained by the Company. Executive's salary shall be paid in installments in accordance with the Company's regular payroll schedule for senior management and it shall be reviewed annually.

          b. EXPENSES. Executive shall be reimbursed for all reasonable business expenses incurred in the performance of his duties pursuant to this Agreement, to the extent such expenses are substantiated and are consistent with the general policies of the Company and its subsidiaries relating to the reimbursement of expenses of executive officers.

          c. FRINGE BENEFITS. In addition to any other compensation provided under this Agreement, Executive shall be entitled, during the Employment Period, to the following:

               i. four weeks vacation per year, to be taken in accordance with the Company's regular vacation policy for senior management;

               ii. reimbursement by the Company, in an amount not exceeding $5,000 per year, of medical, psychological, dental, optical, and prescription expenses incurred by Executive, his spouse, and his dependent children which are not otherwise paid or reimbursed under any employee benefit plan maintained by the Company or its subsidiaries;

               iii. use of a current model Company automobile and reimbursement of related expenses;

               iv. membership in a country club and a luncheon club in the Twin Cities metropolitan area, the costs of such membership to be paid by the Company; and

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

               v. reimbursement by the Company, in an amount not exceeding $4,000 per year, of the costs of personal financial and tax consulting services.

In addition, during the Employment Period, Executive shall be entitled to participate in any and all pension, profit sharing, incentive, and other employee benefit plans or fringe benefit programs which are from time to time maintained by the Company for its executive officers, in accordance with the provisions of such plans or programs as from time to time in effect.

          d. DEDUCTION AND WITHHOLDING. All compensation and other benefits payable to or on behalf of Executive pursuant to this Agreement shall be subject to such deductions and withholding as may be agreed to by Executive or required by applicable law.

     4. DISABILITY. If, during the Employment Period, Executive shall become incapacitated by accident or illness and, in the opinion of the Board of Directors of the Company, shall be unable to perform the duties of the positions he then occupies for a period of 150 consecutive days, the Company shall have the right to terminate the Employment Period effective at any time after such 150 day period of disability by giving 30 days advance written notice to Executive.

     5. DEATH. If Executive shall die during the Employment Period without having breached any of the terms of this Agreement in any material respect, his base salary (at the rate in effect at the time of his death) shall be continued for a period of 12 months to the beneficiary named in the last written instrument signed by Executive for the purposes of this Agreement and received by the Company prior to his death. If Executive fails to name a beneficiary, such amounts shall be paid to his estate.

     6. OTHER BENEFITS. The compensation provisions of this Agreement shall be in addition to, and not in derogation or diminution of, any benefits that Executive or his beneficiaries may be entitled to receive under the provisions of any pension, profit sharing, disability, or other employee benefit plan now or hereafter maintained by the Company.

     7.   TERMINATION.

          a. FOR CAUSE BY COMPANY. The Company may terminate Executive's employment for cause upon 60 days prior written notice to Executive. Such notice shall specify in reasonable detail the nature of the cause and, during such 60 day period, Executive shall have the opportunity to cure the stated cause. If Executive fails to cure a stated cause, the Employment Period shall terminate at the end of the 60 day notice period, but without prejudice to Executive's right to contest the existence of any stated cause and/or to contest the fact that the cause has not been cured. For the purposes of this Agreement, cause shall mean any conduct by Executive involving an act or acts of dishonesty on the part of the Executive constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company, or any failure by Executive to comply with the terms of this Agreement in any material respect.

          b. INELIGIBILITY. If the Company terminates Executive's employment for cause, or if Executive voluntarily terminates his employment under circumstances other than those specified in subparagraphs 7.c. or 14.a., Executive shall not be entitled to receive any compensation or other benefits pursuant to this Agreement other than compensation or benefits accrued through the effective date of such termination.

          c. ELIGIBILITY. If, prior to the expiration of the initial or then current extension of the Employment Period, (a) Executive voluntarily terminates his employment after a "Change in Control" (as such term is defined in subparagraph 7.d. below), because (i) he has been reassigned to a position of lesser rank or status, because he has been transferred to a location which is more than 25 miles from his previous principal place of employment, because his base salary or incentive compensation has been reduced, or because his benefits have been reduced (unless such reduction is made uniformly in a plan of general application to all of the Company's eligible employees), (ii) for Good Reason (as defined below); or (iii) if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that the Executive shall have furnished the Company with a written statement from a qualified physician to such effect and provided, further, that, at the Company's request, the Executive shall submit to an examination by a physician selected by the Company and such doctor shall have concurred in the conclusion of the Executive's doctor; or (iv) for any reason in Executive's sole discretion at any time within 18 months after the date of a Change in Control of the Company by giving thirty (30) days prior notice of termination; or (b) if the Company terminates Executive's employment for reasons other than those specified in paragraph 4 or subparagraph 7.a. of this Agreement, then Executive shall receive the compensation and benefits set forth in Section 8 below, whether or not a Change in Control occurred.

               i.   For the purposes of this Agreement, "Good Reason" shall mean
     (A) a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by the Executive to the Company, or
     (B) any purported termination of the Executive's employment which is not effected pursuant to a notice of termination which notice shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          d. CHANGE IN CONTROL, DEFINED. For the purposes of this Agreement, a Change in Control shall be deemed to occur when and if, during the Employment
Period:

               i. any Person (meaning any individual, firm, corporation, partnership, trust or other entity, and includes a "group" (as that term is used in Sections 13(d) and 14(d) of the Act), but excludes Continuing Directors (as defined below) and benefit plans sponsored by the Company):

                    (1) makes a tender or exchange offer for any shares of the Company's outstanding voting securities at any point in time (the "Company Stock") pursuant to which any shares of the Company's Stock are purchased; or

                    (2) together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Act")) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Act) of at least 20% of Company's Stock; or

               ii. the stockholders of the Company approve a definitive agreement or plan to merge or consolidate the Company with or into another unaffiliated corporation, to sell or otherwise dispose of all or substantially all of its assets, or to liquidate the Company; or

               iii. a majority of the members of the Board become individuals other than Continuing Directors (as defined below).

     A "Continuing Director" means:

          (a)  any member of the Board as of April 1, 1995, and

          (b)  any other member of the Board, from time to time, who was

               (i)  nominated for election by the Board, or

               (ii) appointed by the Board to fill a vacancy on the Board or to fill a newly-created directorship, in each case excluding any individual nominated or appointed (y) at a Board meeting at which the majority of directors present are not Continuing Directors or (z) by unanimous written action of the Board unless a majority of the directors taking such action are Continuing Directors.

     8. COMPENSATION ON CHANGE IN CONTROL. In the event of a termination under subparagraph 7.c. above, during the Period of Employment or any extension thereof:

          a. ACCRUALS. The Company shall pay the Executive any earned and accrued but unpaid installment of base salary through the Date of Termination, at the rate in effect on the Date of Termination, or if greater, on the date immediately preceding the date that a Change in Control occurs, and all other unpaid amounts to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the Company, including, without limitation, all accrued vacation time; such payments to be made in a lump sum on or before the fifth day following the Date of Termination.

          b. LIQUIDATED DAMAGES. In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as liquidated damages to the Executive an amount equal to the product of (A) the sum of (1) the Executive's annual salary rate in effect as of the Date of Termination, or if greater, on the date immediately preceding the date that a Change in Control occurs, and (2) the greater of: (i) the prior year's actual incentive payment to the Executive under the Company's incentive plan for that year or (ii) the dollar amount payable at 100% of target under the Company's then current incentive plan for the year in which occurs such Date of Termination, and (B) the number two (2); such payment to be made in a lump sum on or before the fifth day following the Date of Termination.

          c. OTHER DAMAGES. The Company shall pay all other damages to which the Executive is entitled as a result of such termination, including damages for any and all loss of benefits to the Executive under the Company's employee welfare benefit plans and perquisite programs which the Executive would have received had the Executive's employment continued for an additional two (2) years, and including all reasonable legal fees and expenses incurred by him as a result of such termination, including the fees and expenses of enforcing the terms of this Agreement; payment of such fees to be made within thirty (30) days following the Company's receipt of an appropriate invoice therefor.

          d. OUTPLACEMENT. For a period of not less than twenty-four (24) months following the Executive's Date of Termination, the Company will reimburse the Executive in an amount not to exceed $15,000 for all reasonable expenses of a reputable outplacement organization incurred by him (but not including any arrangement by which the Executive prepays expenses for a period of greater than thirty (30) days) in seeking employment with another employer.

          e. VESTING OF RESTRICTED STOCK AND STOCK OPTIONS. Executive shall be fully vested in all shares of restricted stock, performance awards, stock appreciation rights and stock options granted to him under the Norstan Inc. 1986 Long-Term Incentive Plan (or any predecessor or successor plan) on the date of a Change in Control.

          f. LIMITATION. The present value (as defined herein) of the liquidated damages payable to the Executive under subparagraph (b) above, and any other payments otherwise payable to the Executive by the Company on or after a Change in Control, as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), which are deemed under said Section 280G to constitute "parachute payments" (as defined in Section 280G without regard to Section 280G(b)(2)(A)(ii)), shall be less than three times the Executive's base amount (as defined herein). In the event that the present value of such payments equals or exceeds such amount, the provisions set forth in this subparagraph (f) will apply, and liquidated damages or other severance benefits payable to the Executive under this Agreement will be made only in accordance with this subparagraph (f) notwithstanding any provision to the contrary in this Agreement.

               i. Not later than thirty days after the Date of Termination, the Company will provide the Executive with a schedule indicating by category the present value of the liquidated damages payable to the Executive under this Agreement, all other benefits payable to the Executive under this Agreement (specifying the paragraph, subparagraph or clause under which each such payment is to be made) and any other payments otherwise payable to the Executive by the Company on or after the Change in Control, which, in the Company's opinion, constitute parachute payments under Section 280G of the Code. No payments under this Agreement shall be made until after thirty days from the receipt of such schedule by the Executive. At any time prior to the expiration of said 30-day period, the Executive shall have the right to select from all or part of any category of payment to be made under this Agreement those payments to be made to the Executive in an amount the present value of which (when combined with the present value of any other payments otherwise payable to the Executive by the Company that are deemed parachute payments) is less than 300 percent of the Executive's base amount. If the Executive fails to exercise his right to make a selection, only a lump sum cash severance payment equal to one dollar less than 300 percent of the Executive's base amount (reduced by the present value of any other payments otherwise payable to the Executive by the Company that are deemed parachute payments and increased, to the extent such increase will not cause the payment to be an excess parachute payment under Section 280G of the Code, by interest from the Date of Termination to the date of payment at the Federal short-term rate, compounded annually, promulgated under
          Section 1274(d) of the Code as effective for the month in which the Date of Termination occurs) shall be made to the Executive on the day after the expiration of the period extending thirty days from his receipt of the schedule provided for hereunder, and no other liquidated damages or other benefits under subparagraphs (b), (c), (d) and (e) above of this Agreement shall be paid to the Executive.

               ii. If the Company fails to supply the schedule within thirty days of the Date of Termination, then the provisions of this subparagraph (f) shall not apply and the Company shall be obligated to pay to the Executive the full amount of liquidated damages and other benefits under this Agreement, without regard to subparagraph (f).

               iii. If the Executive disagrees with the schedule prepared by the Company, then the Executive shall have the right to submit the schedule to arbitration, in accordance with the provisions of paragraph 12 herein. The period in which the Executive may select his benefits under this Agreement shall be extended until fifteen days after a final and binding arbitration award is issued or a final judgment, order or decree of a court of competent jurisdiction is entered upon such arbitration award (the time for appeal therefrom having expired and no appeal having been perfected), and the Company's period for paying the Executive's unpaid benefits under this Agreement shall be extended until ten days thereafter. If the Executive fails to make a selection within said fifteen day period, the Company shall pay the unpaid benefits within five days following the expiration of the Executive's fifteen day period.

               iv. For purposes of this subparagraph (f), "present value" means the value determined in accordance with the principles of Section 1274(b)(2) of the Code under regulations promulgated under Section 280G of the Code, and "base amount" means the annualized includible compensation for the base period payable to the Executive by the Company and includible in the Executive's gross income for Federal income tax purposes during the shorter of the period consisting of the most recent five taxable years ending before the date of any Change in Control of the Company or the portion of such period during which the Executive was an employee of the Company.

               v. In the event that Section 280G of the Code, or any successor statute, is repealed, this subparagraph (f) shall cease to be effective on the effective date of such repeal.

          g. MITIGATION NOT REQUIRED. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

     9.   COMPETITION.

          a. During the Employment Period, Executive will not, except with the express written consent of the Board of Directors of the Company, become engaged in, or permit his name to be used in connection with any business other than the businesses of the Company and its subsidiaries, whether or not such other business is a competitive business.

          b. Executive covenants and agrees that for a period of 12 months after the termination of the Employment Period, or for such longer period as Executive is receiving payments pursuant to paragraph 8, he will not, except with the express written consent of the Board of Directors of the Company, engage directly or indirectly in, or permit his name to be used in connection with any competitive business in the geographic area serviced by the Company or its subsidiaries. Executive further covenants and agrees for a period of 12 months from the date of termination of his employment hereunder not to solicit or assist anyone else in the solicitation of, any of the Company's then-current employees to terminate their employment with the Company and to become employed by any business enterprise with which the Executive may then be associated, affiliated or connected.

          c. For the purposes of this paragraph 9: (i) the phrase, "engage directly or indirectly in" shall encompass: (A) all of Executive's activities whether on his own account or as an employee, director, officer, agent, consultant, independent contractor, or partner of or in any person, firm, or corporation (other than the Company and its subsidiaries), or (B) Executive's ownership of more than 10% of the voting stock of any corporation, 5% or more of the gross income of which is derived from any business or businesses in which Executive may not then engage; and (ii) the phrase "competitive business" shall mean: (A) the sale of telephone, telecommunications, or similar equipment, or
(B) any other business in which the Company or its subsidiaries is then engaged.

          d. Notwithstanding the foregoing, the restrictions set forth in subparagraph 9.b. shall not apply if Executive's employment is terminated under any of the circumstances described in subparagraphs 7.c. or 14.a.

     10. CONFIDENTIAL INFORMATION. Executive agrees that he will not, without the prior written consent of the Board of Directors of the Company, during the term or after termination of his employment under this Agreement, directly or indirectly disclose to any individual, corporation, or other entity (other than the Company or any subsidiary thereof, their officers, directors, or employees entitled to such information, or to any other person or entity to whom such information is regularly disclosed in the normal course of the Company's business) or use for his own or such another's benefit, any information, whether or not reduced to written or other tangible form, which:

          a.   is not generally known to the public or in the industry;

          b. has been treated by the Company or any of its subsidiaries as confidential or proprietary: and

          c. is of competitive advantage to the Company or any of its subsidiaries and in the confidentiality of which the Company or any of its subsidiaries has a legally protectable interest.

Information which becomes generally known to the public or in the industry, or in the confidentiality of which the Company and its subsidiaries cease to have a legally protectable interest, shall cease to be subject to the restrictions of this paragraph.

     11. ENFORCEMENT. If, at the time of enforcement of any provision of paragraphs 9 or 10, the period, scope, or geographical area restrictions stated therein are held to be unreasonable under circumstances then existing, the maximum period, scope, or geographical area reasonable under the circumstances shall be substituted for the stated period, scope, or area. In the event of a breach by Executive of any of the provisions of paragraphs 9 or 10, the Company may, in addition to any other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

     12. ARBITRATION. Except to the extent provided in paragraph 11, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration before three arbitrators, and judgment rendered by the arbitrators, or a majority of them, may be entered in any court having jurisdiction thereof. Within 30 days after notice by either party to the other requesting such arbitration, each party shall appoint a disinterested and neutral arbitrator, and the two thus chosen shall appoint a third disinterested and neutral arbitrator. If the two arbitrators so appointed cannot agree upon the appointment of a third arbitrator, then such third arbitrator shall be appointed by the Chief Judge of the United States District Court for the district that then includes the City of Minneapolis. Such arbitration shall be conducted in the City of Minneapolis in conformity with the procedures provided under the Uniform Arbitration Act, as adopted by the State of Minnesota and as then in effect. Except as provided in paragraph 13 of this Agreement, the parties shall each pay their own expenses in connection with such arbitration and any related proceedings.

     13. PAYMENT OF COSTS. If a dispute arises regarding a termination of Executive's employment after a Change in Control and Executive obtains a final judgment in his favor from which no appeal may be taken, whether because the time to do so has expired or otherwise, or his claim is settled by the Company prior to the rendering of such a judgment, all reasonable legal fees and expenses incurred by Executive in contesting or disputing any such termination, in seeking to obtain or enforce any right or benefit provided for in this Agreement, or in otherwise pursuing his claim will be promptly paid by the Company, with interest thereon at the highest Minnesota statutory rate for interest on judgments against private parties, from the date of payment thereof by Executive to the date of reimbursement to him by the Company.

     14.  SUCCESSORS.

          a. OF THE COMPANY. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to terminate his employment with the Company and to receive the payments and benefits provided for in paragraph 8. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined, and any successor to the business and/or assets of the Company which executes and delivers the agreement provided for in this paragraph 14 or which otherwise becomes bound by all the terms and provisions of this Agreement as a matter of law.

          b. OF EXECUTIVE. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     15.  GENERAL PROVISIONS.

          a. ASSIGNMENTS. Executive's rights and interests under this Agreement may not be assigned, pledged, or encumbered.

          b. EFFECT OF HEADINGS. The headings of all of the paragraphs and subparagraphs of this Agreement are inserted for convenience of reference only, and shall not affect the construction of interpretation of this Agreement.

          c. MODIFICATION, AMENDMENT, WAIVER. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          d. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          e. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties thereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

          f. APPLICABLE LAW. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by the laws of the State of Minnesota.

          g. NOTICES. Any notice to be served under this Agreement shall be in writing and shall be mailed by registered mail, registry fee and postage prepaid and return receipt requested, addressed:

          If to the Company, to:

          Norstan, Inc.
          6900 Wedgwood Road
          Suite 150
          Maple Grove, Minnesota 55311-3552
          Attention: Board of Directors; or

          If to Executive, to:

          Paul Baszucki
          250 Wakefield Road
          Orono, Minnesota 55391;

or to such other place as either party may specify in writing, delivered in accordance with the provisions of this subparagraph.

          h. SURVIVAL. The rights and obligations of the parties shall survive the term of Executive's employment to the extent that any performance is required under this Agreement after the expiration or termination of such term.

          i. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter thereof, and supersedes all previous agreements between the parties relating to the same subject matter, including that certain Former Agreement dated May 1, 1987.

                        [This space intentionally blank.]

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

          IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Agreement as of the day and year first above written.



                                   NORSTAN, INC.


                                   By /s/ Richard Cohen
                                      --------------------------
                                      Richard Cohen
                                      Vice Chairman and
                                      Chief Financial Officer



                                   EXECUTIVE


                                      /s/ Paul Baszucki
                                   -----------------------------
                                      Paul Baszucki

                                       12